THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, WHICH OPINION SHALL BE REASONABLY ACCEPTABLE TO THE ISSUER.

INNOVUS PHARMACEUTICALS, INC.

8% DEBENTURE

$350,000	La Jolla, CA

Dated as of: December 23, 2013

In consideration of the receipt of $350,000, the undersigned, Innovus Pharmaceuticals, Inc., a Nevada corporation (“Issuer”), hereby promises to pay, dated as of December 23, 2013, by and between Issuer and Lourmarin Corporation Retirement Plan (“Debenture Holder”), at the address of 5139 Pearlman Way, San Diego, CA 94131, on the Maturity Date (as hereinafter defined), the principal amount of Three Hundred Fifty Thousand Dollars ($350,000), and interest shall accrue hereon from the date hereof and be payable as provided herein.

1. Terms of the Debenture.

1.1 Interest; Interest Rate; Repayment.

(a) This Debenture shall bear interest at the rate of eight (8%) percent (the “Interest Rate”) per annum based on a 365-day year. Interest shall be payable on the Maturity Date.

(b) The principal outstanding hereunder shall be paid in full on August 31st, 2014 (the “Maturity Date”).

(c) The principal amount and interest thereon can be prepaid in whole or in part by the Issuer any time before the maturity date.

(d) All monetary payments to be made by Issuer hereunder shall be made in lawful money of the United States by check or wire transfer of immediately available funds.

(e) If all or a portion of the principal amount of this Debenture or any interest payable thereon shall not be repaid when due, whether on the Maturity Date, by acceleration or otherwise, such overdue amounts shall bear interest at a rate per annum that is five percent (5%) above the Interest Rate (i.e., 13%) from the date of such non-payment until such amount is paid in full (as well after as before judgment).

1.2 Other Assurances. Issuer shall not, by amendment of its Articles of Incorporation or By-laws or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Issuer, but shall at all times in good faith assist in the carrying out of all the provisions of this Debenture and in taking of all such actions as may be necessary or appropriate in order to protect the rights of the Debenture Holder herein against impairment.

2. Events of Default. If any of the following events (each, an “Event of Default”) shall occur and be continuing:

(i) Issuer shall fail to pay any amount payable under this Debenture, including but limited to installments of interest and/or principal, within three (3) business days after such payment becomes due (at the Maturity Date, an Interest Payment Date or other date) in accordance with the terms hereof;

(ii) Issuer shall fail to pay when due (following the expiration of applicable notice and cure periods), whether upon acceleration, prepayment obligation or otherwise, any indebtedness for money due, individually or in the aggregate, involving an amount in excess of $50,000;

(iii) Any representation, warranty, covenant or agreement made by Issuer that this Debenture was incorrect in any material respect on or as of the date made;

(iv) Issuer shall default, in any material respect, in the observance or performance of any other agreement contained in this Debenture or any other agreement or instrument contemplated by this Debenture, and such default shall continue unremedied for a period of fifteen (15) days after written notice to Issuer of such default;

(v) (a) Issuer shall commence any case, proceeding or other action (x) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization, conservatorship or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (y) seeking appointment or a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Issuer shall make a general assignment for the benefit of its creditors; or (b) there shall be commenced against Issuer any case, proceeding or other action of a nature referred to in clause (a) above that (A) results in the entry of an order for relief of any such adjudication of appointment or (B) remains undismissed, undischarged or unbonded for a period of ninety (90) days; or (c) there shall be commenced against Issuer any case, proceeding other action seeking issuance of a warrant of attachment, execution, distrait or similar process against all or any substantial part of its assets that results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within ninety (90) days from the entry thereof; or (d) Issuer shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in any of the acts set forth in clauses (a), (b) or (c) above; or (e) Issuer shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due then, and in any such event, (x) if such event is an Event of Default specified in subsection (v) above of this Section 2, automatically this Debenture (with all accrued and unpaid interest thereon) and all other amounts owing under this Debenture shall immediately become due and payable, and (y) if such event is any other Event of Default, the Debenture Holder may, by written notice to Issuer, declare this Debenture (with all accrued and unpaid interest thereon) and all other amounts owing under this Debenture to be due and payable forthwith, whereupon the same shall immediately become due and payable. Except as expressly provided above in this Section 2, presentation, demand, protest and all other notices of any kind are hereby expressly waived by Issuer.

3. MISCELLANEOUS.

3.1 Interest Rate. Any interest payable hereunder that is in excess of the maximum interest rate permitted under applicable law shall be reduced to the maximum interest rate permitted under such applicable law.

3.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given when delivered by hand or by facsimile transmission, when telexed, or upon receipt when mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Issuer:

Innovus Pharmaceuticals, Inc.

4275 Executive Square, Suite 200

La Jolla, CA 92037

Attn: Bassam Damaj

Facsimile: (858) 964-2301

With a copy (which copy shall not constitute notice) to:

Innovus Pharmaceuticals, Inc.

4275 Executive Square, Suite 200

La Jolla, CA 92037

Attn: Legal Department

Facsimile: (858) 964-2301

If to Debenture Holder: at its address as furnished on the face of this Debenture.

3.3 Entire Agreement; Exercise of Rights.

(a) This Debenture embodies the entire agreement and understanding of the parties hereto with respect to the subject matter hereof. No amendment of any provision of this Debenture shall be effective unless it is in writing and signed by each of the parties; and no waiver of any provision of this Debenture, nor consent to any departure by either party from it, shall be effective unless it is in writing and signed by the affected party, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

(b) No failure on the part of a party to exercise, and no delay in exercising, any right under this Debenture, or any agreement contemplated hereby, shall operate as a waiver hereof by such party, nor shall any single or partial exercise of any right under this Debenture, or any agreement contemplated hereby, preclude any other or further exercise thereof or the exercise of any other right.

3.4 Personal Guarantee of Debenture. Dr. Bassam Damaj, in his personal capacity, will guarantee the payment of the principal and interest under this Debenture to the Debenture Holder if any Event of Default occurs hereunder.

3.5 Governing Law. This Debenture shall be governed by and construed in accordance with the laws of the State of California applicable to agreements made and to be performed entirely within such state, without regards to its conflicts of law provisions.

3.6 Transferability. This Debenture shall not be transferable in any manner without the express written consent of Issuer, which consent may not be unreasonably withheld.

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IN WITNESS WHEREOF, the parties hereto have executed this Debenture on the date first above written.

INNOVUS PHARMACEUTICALS, INC.

By:	/s/ Bassam Damaj
Name: Bassam Damaj, Ph.D.
Title: President & Chief Executive Officer

DEBENTURE HOLDER

By:	Lourmarin Corporation Retirement Plan
Lourmarin Corporation Retirement Plan

Name:	/s/ Shaun Burnett
Its:	Trustee
Date:	12/23/13